Exhibit 99.3

New York Life Insurance Company

c/o NYL Investors LLC

51 Madison Avenue

2nd Floor, Room 208

New York, New York 10010

November 10, 2023

Henry Schein Inc.

135 Duryea Road

Melville, New York, 11747

Attn: Michael Amodio, Vice President and Treasurer

Limited Waiver

Ladies and Gentlemen:

Reference is hereby made to that certain Third Amended and Restated Master Note Facility, dated as of October 20, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), among Henry Schein, Inc., a Delaware corporation (the “Company” or “you”), NYL Investors, LLC (“New York Life”) and each New York Life Affiliate party thereto. Capitalized terms used in this waiver letter (“Waiver Letter”) but not defined herein shall have the respective meaning ascribed to them in the Agreement.

You have requested an extension of the time required to deliver your unaudited financial statements with respect to the fiscal quarter ended September 30, 2023, pursuant to Section 7.1(a) of the Agreement. The Required Holders hereby agree to extend the due date for the above items to December 8, 2023 (or such later date as New York Life may agree in its sole discretion).

Except as specifically set forth herein, nothing contained in this Waiver Letter shall directly or indirectly: (a) amend, modify or alter any term or condition of the Agreement or any of the Note Documents, (b) constitute or create a course of dealing, (c) except as expressly set forth herein, constitute a consent to any other transaction or a consent or waiver to any past, present or future Default, Event of Default or other violation of any provisions of the Agreement or any other Note Documents, or (d) except as expressly set forth herein, amend, modify or operate as a waiver of any provision of the Agreement or any other Note Document or any right, power, privilege or remedy of New York Life or any one or more of the holders of Notes thereunder.

The Company represents and warrants that (i) concurrently with the execution of this Waiver Letter, the Company is receiving substantially similar waivers for each Principal Credit Facility, private shelf agreement or note purchase agreement (however designated or styled), credit agreement, loan, instrument and similar agreement to which it is a party, (ii) none of the lenders or agents affiliated with any of the aforementioned agreements is receiving any compensation in connection with such waivers and (iii) after giving effect to this Waiver Letter, no Default or Event of Default is continuing under the Agreement. The Company acknowledges that each representation and warranty contained herein constitutes a material inducement to New York Life and the Required Holders to execute this Waiver Letter and that each of New York Life and the Required Holders would not have done so but for New York Life’s and each Required Holder’s expectation that such representation and warranty is true and correct in all respects.

This Waiver Letter may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Waiver Letter by electronic mail or by .pdf shall be effective as delivery of a manually executed counterpart of this Waiver Letter. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this letter agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act. This Waiver Letter and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

[Signature Page Follows]

[Signature Page – Waiver Letter (NY Life Note Agreement)]

Very truly yours,

NYL INVESTORS LLC
(as successor in interest to New York
Life Investment Management LLC)

By:	/s/ Christopher H. Carey
Name: Christopher H. Carey
Title: Managing Director

NEW YORK LIFE INSURANCE COMPANY,
as Holder

By:	/s/ Christopher H. Carey
Name: Christopher H. Carey
Title: Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION,
as Holder

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey
Name: Christopher H. Carey
Title: Managing Director

[Signature Page – Waiver Letter (NY Life Agreement)]

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3),
as Holder

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey
Name: Christopher H. Carey
Title: Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3-2),
as Holder

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey
Name: Christopher H. Carey
Title: Managing Director

[Signature Page – Waiver Letter (NY Life Agreement)]

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C),
as Holder

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey
Name: Christopher H. Carey
Title: Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30D),
as Holder

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey
Name: Christopher H. Carey
Title: Managing Director

[Signature Page – Waiver Letter (NY Life Agreement)]

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30E),
as Holder

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey
Name: Christopher H. Carey
Title: Managing Director

THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE,
as Holder

By: New York Life Insurance Company, its attorney-in-fact
By: NYC Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey
Name: Christopher H. Carey
Title: Managing Director

[Signature Page – Waiver Letter (NY Life Agreement)]

COMPSOURCE MUTUAL INSURANCE COMPANY,
as Holder

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey
Name: Christopher H. Carey
Title: Managing Director

LIFE INSURANCE COMPANY OF NORTH AMERICA,
as Holder

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey
Name: Christopher H. Carey
Title: Managing Director

NEW YORK LIFE GROUP INSURANCE COMPANY OF NY,
as Holder

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey
Name: Christopher H. Carey
Title: Managing Director

[Signature Page – Waiver Letter (NY Life Agreement)]

THE BANK OF NEW YORK MELLON, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF DECEMBER 30, 2020 BY AND AMONG LIFE INSURANCE COMPANY OF NORTH AMERICA, AS GRANTOR, CONNECTICUT GENERAL LIFE INSURANCE COMPANY, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE,
as Holder

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Christopher H. Carey
Name: Christopher H. Carey
Title: Managing Director

[Signature Page – Waiver Letter (NY Life Agreement)]

ACKNOWLEDGED AND AGREED:

HENRY SCHEIN, INC.,
as Borrower

By:	/s/ Michael Amodio
Name:	Michael Amodio
Title:	Vice President and Treasurer

[Signature Page – Waiver Letter (NY Life Agreement)]